Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces Pricing of

$400 Million Private Placement

HOUSTON, TEXAS — January 24, 2017 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”), today announced that it has entered into definitive agreements with institutional investors to sell, in a private offering, approximately 5,518 shares of automatically convertible preferred stock, each share of which will be convertible into 10,000 shares of its common stock, for anticipated gross proceeds of approximately $400 million, or $7.25 per common share. The private placement is contingent and will close upon the Company’s acquisition of acreage in the Southern Delaware Basin, expected to occur in early March 2017. The Company intends to use the proceeds to fund a portion of the acquisition purchase price and for general corporate purposes.

The preferred stock will automatically convert into common stock on the 20th calendar day following the mailing of a definitive information statement to the Company’s stockholders notifying them that holders of a majority of the Company’s outstanding common shares have consented to the issuance of common stock upon conversion of the preferred stock.The Company has received written consent from holders of greater than 50% of its common shares outstanding agreeing to this issuance of common stock to new Investors upon conversion. No dividend will be paid on the preferred stock if it converts into common stock on or before June 1, 2017.

The Company has agreed to file a registration statement with the Securities and Exchange Commission and to use reasonable efforts to cause the registration statement to be declared effective by the SEC.

The securities offered by the Company in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent such registration or an applicable exemption from registration requirements.

This press release is being issued pursuant to Rule 135c under the Securities Act. This press release is neither an offer to sell nor a solicitation of an offer to buy any of the securities to be issued in the private placement.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Quentin Hicks, Senior Vice President of Finance & Investor Relations, at 832-538-0557 or qhicks@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. Statements regarding our pending acquisitions and divestitures are forward-looking statements; there can be no guarantee that these transactions close on the timeframe described herein or that they close at all. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements.  These risks include, but are not limited to the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com.  Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof.  The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.